Exhibit 10.1
INDEMNIFICATION AGREEMENT
This Indemnification Agreement (this “Agreement”), dated as of                     , is made by and between Pike Electric Corporation, a Delaware corporation (the “Company”) and                      (the “Indemnitee”).
WHEREAS, the Indemnitee is a member of the Company’s Board of Directors (the “Board”) and, as a member of the Board, performs a valuable service for the Company;
WHEREAS, it is important that the Company retain and attract qualified and capable individuals to serve on the Board;
WHEREAS, the Company and the Indemnitee understand the risks of litigation and other legal proceedings currently facing directors of public corporations and the related exposure of directors to liability for the expenses associated with such litigation and other legal proceedings;
WHEREAS, the Company’s by-laws (the “Bylaws”) provide for the indemnification of the Company’s directors and provide that any rights to such indemnification are non-exclusive to any other rights to which the Company’s directors may be entitled under any agreement;
WHEREAS, Section 145 of the Delaware General Corporation Law (the “DGCL”) under which the Company is organized, empowers the Company to indemnify its directors by agreement and to indemnify persons who serve, at the request of the Company, as the directors or agents of other corporations or enterprises, and expressly provides that the indemnification provided by Section 145 is not exclusive;
WHEREAS, the parties have determined that contractual indemnification as set forth herein is reasonable and prudent and that such indemnification promotes stability on the Board, and therefore promotes the best interests of the Company and its stockholders;
WHEREAS, the Company desires that the Indemnitee serve or continue to serve as a director of the Company free from undue concern for damages and expenses arising out of or related to such services to the Company; and
WHEREAS, the Indemnitee is willing to serve, continue to serve or to provide additional service for or on behalf of the Company on the condition that he or she is furnished the indemnity and right to advancement of expenses provided for herein.

NOW, THEREFORE, in consideration of the above premises and of director’s continued service as a member of the Board, the parties hereto agree as follows:
1. Indemnification.
(a) Subject to the limitations set forth in this Agreement, the Company shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, the Indemnitee if the Indemnitee was or is made or is threatened to be made a party to or is otherwise involved in any pending, threatened or completed action, suit, arbitration, alternative dispute resolution proceeding, investigation, administrative hearing, or other proceeding, whether by or in the right of the Employer, any other Company, or any other person or entity, whether civil, criminal, administrative or investigative (a “Proceeding”) by reason of the fact that the Indemnitee is or was a director of the Company or is or was serving at the request of the Company as a director of another company or of a partnership, joint venture, trust, nonprofit entity, or other enterprise, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys’ fees) reasonably incurred by the Indemnitee or on behalf of the Indemnitee.
(b) The indemnification provided by this Section 1 shall include all expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the Indemnitee or on the Indemnitee’s behalf in connection with any Proceeding and any appeal therefrom, provided however, that the Indemnitee acted in good faith and in a manner the Indemnitee reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the Indemnitee’s conduct was unlawful.
(c) The termination of any Proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the Indemnitee did not act in good faith and in a manner which the Indemnitee reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the Indemnitee’s conduct was unlawful.
2. Advancement of Expenses. Subject to the limitations set forth in this Agreement, the Company shall pay the expenses (including reasonable attorneys’ fees) incurred by the Indemnitee in defending any Proceeding in advance of its final disposition, provided, however, that such advancement of expenses shall be made only upon receipt of an undertaking by the Indemnitee, substantially in a form approved by the Company, to repay all amounts advanced if it shall ultimately be determined that the Indemnitee is not entitled to be indemnified therefor.
3. Repayment of Expenses. The Indemnitee agrees to reimburse the Company for all reasonable expenses advanced under Section 2 in the event and only to the extent it shall ultimately be determined by a final adjudication that the Indemnitee is not entitled to be indemnified by the Company for such expenses.

4. Claims for Indemnification or Advancement; Determination of Eligibility.
(a) Any claim by the Indemnitee for indemnification or advancement of expenses under this Agreement shall be made in a writing delivered to the Company, setting forth in reasonable detail the basis for such indemnification or advancement and the amount requested, and accompanied by appropriate documentation to support the amount so requested (or, in the case of advancement of expenses to be incurred, the basis on which such amount is to be determined). A claim for advancement may include future expenses reasonably expected to be incurred, provided they are generally described in the claim, and provided that the Company shall not be required to advance particular expenses covered by the claim until it has received appropriate substantiation that those expenses have been incurred and are appropriately included within the advances approved by the Company pursuant to this Section 4.
(b) Promptly upon its receipt of a written claim for advancement of expenses to which the Indemnitee is entitled hereunder, and within sixty days after its receipt of a written claim for indemnity to which the Indemnitee is entitled hereunder, the Company shall pay such advancement (and any future related submissions for advancement of expenses as they are incurred) or such claim for indemnity in full to or as directed by the Indemnitee. If and to the extent it is required by law that the Company make any particular determination as to the Indemnitee’s eligibility to receive such advancements or indemnity, or whether the Indemnitee has met the standards set forth in Section 1(b) hereof, the Company shall make such determination as promptly as practicable in good faith and in accordance with such requirements of law, and in any event within sixty days after its receipt of the claim from the Indemnitee. In the event that the Company fails to make such determination as to the Indemnitee’s eligibility, or makes a determination that the Indemnitee is ineligible for indemnification or advancement of expenses hereunder, within such sixty day period, then the Indemnitee may seek such determination from a court of competent jurisdiction. In any such proceeding, the Company shall have the burden of proving that the Indemnitee was not entitled to the requested indemnification or advancement of expenses, and any prior determination by the Company to the contrary shall be to no effect and shall not be given any weight by the court, it being the intention of the parties that any determination by the court as to the Indemnitee’s eligibility for and entitlement to indemnification or advancement of expenses hereunder shall be made de novo based upon the terms of this Agreement and the evidence presented to such court.
5. Further Limitations on Indemnification. In addition to the limitations on Indemnification set forth in Section 1(b) above, the Company shall not be obligated pursuant to this Agreement:
(a) Claims Initiated by Indemnitee. To indemnify or advance expenses to the Indemnitee with respect to a Proceeding initiated by the Indemnitee, except (i) for Proceedings authorized or consented to by the Board of Directors of the Company; or (ii) in the event a claim for indemnification or payment of expenses (including attorneys’ fees) made under this Agreement is not paid in full within sixty days after a written claim therefor has been received by the Company, the Indemnitee may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim, including attorneys’ fees. In any such action the Company shall have the burden of proving that the Indemnitee was not entitled to the requested indemnification or payment of expenses under applicable law or this Agreement.

(b) Action for Indemnification. To indemnify the Indemnitee for any expenses incurred by the Indemnitee with respect to any Proceeding instituted by the Indemnitee to enforce or interpret this Agreement, unless the Indemnitee is successful in establishing the Indemnitee’s right to indemnification in such Proceeding, in whole or in part; provided, however, that nothing in this Section 5(b) is intended to limit the Company’s obligation with respect to the advancement of expenses to the Indemnitee in connection with any Proceeding instituted by the Indemnitee to enforce or interpret this Agreement, as provided in Section 4 hereof.
(c) Certain Plans and Agreements. To indemnify the Indemnitee in connection with proceedings or claims involving the enforcement of the provisions of any employment, severance or compensation plan or agreement that the Indemnitee may be a party to, or beneficiary of, with the Company or any of the Company’s subsidiaries.
(d) Section 16(b). To indemnify Executive on account of any proceeding with respect to which final judgment is rendered against Executive for payment or an accounting of profits arising from the purchase or sale by Executive of securities in violation of Section 16(b) of the Securities Exchange Act of 1934, as amended, any similar successor statute, or similar provisions of state statutory law or common law.
6. Non-Exclusivity of Rights. The right conferred on the Indemnitee by this Agreement shall not be exclusive of any other rights which the Indemnitee may have or hereafter acquire under any statute, provision of the Company’s certificate of incorporation, the Bylaws, agreement, vote of stockholders or disinterested directors or otherwise, or under any insurance maintained by the Company; but such rights in the aggregate shall not entitle the Indemnitee to duplicative multiple recoveries. The Indemnitee’s rights hereunder shall continue after Indemnitee has ceased acting as a director of the Company and shall inure to the benefit of the heirs, executors and administrators of the Indemnitee.
7. Savings Clause.
(a) If any provision or provisions of this Agreement shall be invalidated on any ground by any court of competent jurisdiction, then the Company shall nevertheless indemnify the Indemnitee as to costs, charges and expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative, including an action by or in the right of the Company, to the full extent permitted by any applicable portion of this Agreement that shall not have been invalidated and to the full extent permitted by applicable law.
(b) No amendment or alteration of the Company’s certificate of incorporation or the Bylaws or any other agreement shall adversely affect the rights provided to the Indemnitee under this Agreement.
8. Modification and Waiver. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

9. Successor and Assigns. All of the terms and provisions of this Agreement shall be binding upon, shall inure to the benefit of and shall be enforceable by the parties hereto and their respective successors, assigns, heirs, executors, administrators and legal representatives. The Company shall require and cause any direct or indirect successor (whether by purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets of the Company, by written agreement in form and substance reasonably satisfactory to the Indemnitee, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place.
10. Governing Law. This Agreement shall be governed exclusively by and construed according to the laws of the State of Delaware, as applied to contracts between Delaware residents entered into and to be performed entirely within Delaware. If a court of competent jurisdiction shall make a final determination that the provisions of the law of any state other than Delaware govern indemnification by the Company of its directors or former directors, then the indemnification provided under this Agreement shall in all instances be enforceable to the fullest extent permitted under such law, notwithstanding any provision of this Agreement to the contrary.
11. Agreement Construction. This Agreement has been negotiated at arms length and constitutes a fair and reasonable agreement amongst the parties. No party shall be deemed to be the drafter of this Agreement or of any particular provision or provisions, and no part of the Agreement shall be construed against any party on the basis of that party’s identity as the drafter of this Agreement.
12. Headings. The section and subsection headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.
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IN WITNESS WHEREOF, this Agreement has been duly executed and delivered to be effective as of the date first above written.

PIKE ELECTRIC CORPORATION
By
Name:
Title:

INDEMNITEE:
By
Name:
[Director Indemnification Agreement]